Exhibit 10.2

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of May [●], by and among MSA Advanced Detection, LLC, a Pennsylvania limited liability company (“Parent”), Cardinal Merger Subsidiary, a Delaware corporation (“Merger Sub”), Viking Topco, Inc., a Delaware corporation (the “Company”), and the holders of capital stock of the Company that are listed on the signature pages hereto (the “Supporting Stockholders”).

WHEREAS, Parent, Merger Sub, the Company, MSA Safety Incorporated, a Pennsylvania corporation, and Laurel Solutions Holdings LLC, a Delaware limited liability company, solely in its capacity as a representative of the Company Stockholders, propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”); capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, each Supporting Stockholder owns the amount of Company Shares set forth on such Supporting Stockholder’s signature page hereto.

WHEREAS, as a material condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Supporting Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Certain Definitions. For purposes of this Agreement:

(a)    “Expiration Date” shall mean the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement.

(b)    “Own” means, with respect to any securities, (i) being the record owner of such security or (ii) being the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security. Similar terms such as “Ownership” have the corresponding meanings.

(c)    “Transfer” means, with respect to any security, to directly or indirectly: (i) sell, pledge, allow for or create a Lien on, grant an option or warrant with respect to, transfer, or dispose of such security or any interest in such security to any Person; (ii) enter into an agreement or commitment contemplating the possible sale of, pledge of, Lien of, grant of an option or warrant with respect to, transfer of, or disposition of such security or any interest therein to any Person; or (iii) reduce such Person’s Ownership of, interest in or risk relating to such security.

2.    Restrictions on Company Shares.

(a)    Prior to the Expiration Date, no Supporting Stockholder will, directly or indirectly, cause or permit any Transfer of any of the Company Shares Owned by such Supporting Stockholder (other than in the Merger) without the prior written consent of Parent. Any Transfer of Company Shares in violation of this Agreement shall be void and of no force or effect.

(b)    Prior to the Expiration Date, no Supporting Stockholder will deposit (or cause or permit the deposit of) any Company Shares Owned by such Supporting Stockholder in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to such Company Shares.

3.    Agreement to Vote Company Shares. Each Supporting Stockholder agrees that, prior to the Expiration Date, at any meeting of the Company Stockholders, or any adjournment or postponement thereof, or in connection with any written consent of the Company Stockholders, with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Ancillary Documents and the Merger, each Supporting Stockholder shall:

(a)    appear at such meeting or otherwise cause the Company Shares Owned by such Supporting Stockholder to be counted as present thereat for purposes of calculating a quorum; and

(b)    vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all of the Company Shares that such Supporting Stockholder shall be entitled to so vote (i) in favor of adoption and approval of the Merger Agreement, the transactions contemplated thereby, including the Ancillary Documents and the Merger, and any matter reasonably necessary to facilitate the consummation of the Merger Agreement and the transactions contemplated thereby; and (ii) against any proposal that conflicts, impedes or interferes therewith, including any Company Transaction.

Any vote under this Section 3 shall be cast, or consent shall be given, in accordance with the procedures set forth in the organizational documents of the Company, that certain Stockholders Agreement, dated as of August 24, 2017, by and among the Company and the Company Stockholders, and under this Section 3 in order to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Prior to the Expiration Date, no Supporting Stockholder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (a) and (b) of this Section 3.

Each Supporting Stockholder agrees that, except as may be requested by Parent, such Supporting Stockholder will not revoke or rescind any written consent such Supporting Stockholder may have given or may in the future give relating to approval of the Merger or the Merger Agreement or any resolution contained therein and further agrees not to vote in favor or adopt any resolutions rescinding or revoking any such consent or any resolution contained therein or otherwise precluding or rescinding approval of the Merger or the adoption of the Merger Agreement.

4.    Grant of Irrevocable Proxy. Each Supporting Stockholder hereby irrevocably grants to, and appoints, Parent and any individual hereafter designated by Parent, and each of them, such Supporting Stockholder’s proxy, for and in the name, place and stead of such Supporting Stockholder, to vote, or cause to be voted, in each case in the affirmative in support of the Merger and the transactions contemplated by the Merger Agreement, the Company Shares Owned by such Supporting Stockholder, or grant a consent or approval in respect of the Company Shares Owned by such Supporting Stockholder, at every duly-noticed and validly-held meeting of the Company Stockholders, or any adjournment or postponement thereof, or pursuant to any written consent of the Stockholders, and to take any other action or execute any other document, in each case, with respect to the matters and in the manner specified in Section 3; provided, however, that the foregoing proxy will terminate immediately upon the Expiration Date. Parent will exercise its ability to vote the Company Shares Owned by any Supporting Stockholder as set forth in this Section 4 solely in the event that such Supporting Stockholder fails to vote the Company Shares in accordance with Section 3 at the applicable Company Stockholder meeting or within one (1) Business Day of a request by the Company to execute any written consent of the Company Stockholders. Each Supporting Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Supporting Stockholder under this Agreement. Subject to this Section 4, this grant of proxy is coupled with an interest, may under no circumstances be revoked, and shall survive the dissolution, bankruptcy, death, or other incapacity of any Supporting Stockholder. Each Supporting Stockholder hereby represents that any proxies heretofore given in respect of such Supporting Stockholder’s Company Shares, if any, are revocable, and hereby revokes all such proxies. Each Supporting Stockholder ratifies and confirms that the irrevocable proxy set forth in this Section 4 may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the Section 212 of the DGCL.

5.    Acknowledgement and Adoption of the Merger Agreement. Each Supporting Stockholder acknowledges that he, she or it (a) has received a copy of the Merger Agreement and had an opportunity to review its terms and provisions and the terms and provisions of this Agreement in their entirety and understands all terms used herein and therein and all provisions contained herein and therein and their significance, (b) has had all questions regarding such Supporting Stockholders’ obligations hereunder or thereunder answered by the Company, (c) has had an opportunity to retain counsel of his, her or its choosing to advise such Supporting Stockholder regarding the subject matter of this Agreement, (d) acknowledges and agrees that the consideration such Supporting Stockholder is entitled to receive under the Merger Agreement represents the fair market value of the Company Shares, (e) hereby adopts and approves the Merger Agreement, and hereby agrees to be bound by the terms and provisions of the Merger Agreement to the extent expressly applicable to the Company Stockholders (as if such Supporting Stockholder was a party to the Merger Agreement), including, but not limited to, the Company Stockholders’ release in Section 12.18 of the Merger Agreement and the appointment of the Representative in Section 12.15 of the Merger Agreement, and (f) has executed and delivered this Agreement voluntarily. Furthermore, the Supporting Stockholder understands and acknowledges that such Supporting Stockholder will be directly responsible for his/her/its Per Share Portion of each of the Escrow Amount and of the Representative Holdback Amount asset forth in the Merger Agreement.

6.    Waiver of Appraisal and Dissenters’ Rights. Each Supporting Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the

Merger or any related transaction that such Supporting Stockholder or any other Person may have by virtue of, or with respect to, any Company Shares Owned by such Supporting Stockholder (including any and all such rights under Section 262 of the DGCL).

7.    Other Waivers. Each Supporting Stockholder, on his/her/its behalf and on behalf of each of his/her/its Affiliates, hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the actions of the board of directors of the Company in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to the execution and delivery of the Written Consent, or to seek damages or other legal or equitable relief in connection therewith. Contingent and effective upon the Closing, each Supporting Stockholder hereby agrees to waive any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights or any similar rights that such Supporting Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger. From and after the Effective Time, each Supporting Stockholder’s rights to receive a portion of the Merger Consideration on the terms and subject to the conditions set forth in the Merger Agreement shall constitute such Supporting Stockholder’s sole and exclusive right against the Surviving Corporation and/or Parent in respect of such Supporting Stockholder’s Ownership of Company Shares or status as a securityholder of the Company or any agreement or instrument with the Company pertaining to the Company Shares Owned by such Supporting Stockholder or such Supporting Stockholder’s status as a securityholder of the Company.

8.    Representations and Warranties of the Supporting Stockholders. Each Supporting Stockholder hereby represents and warrants as follows (solely with respect to such Supporting Stockholder):

(a)    Authorization and Capacity. Such Supporting Stockholder has the requisite power, authority and capacity to enter into this Agreement and to perform such Supporting Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Stockholder and constitutes a legal, valid and binding obligation of such Supporting Stockholder, enforceable against such Supporting Stockholder in accordance with its terms. If such Supporting Stockholder is a general or limited partnership, then such Supporting Stockholder is a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Supporting Stockholder is a limited liability company, then such Supporting Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

(b)    Non-Contravention. The execution and delivery of this Agreement by such Supporting Stockholder does not, and the performance of this Agreement by such Supporting Stockholder will not: (i) if such Supporting Stockholder is an entity, conflict with or violate any of the organizational documents of such Supporting Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Supporting Stockholder; (ii) conflict with or violate any applicable Law to which such Supporting Stockholder or any of the assets owned or used by such Supporting Stockholder is subject; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time would become a default) under, or impair the rights of such Supporting Stockholder or alter the rights or obligations of any Person under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the assets of such Supporting Stockholder pursuant to, any Contract to which such Supporting Stockholder is a party or by which such Supporting Stockholder or any of such Supporting Stockholder’s Affiliates or assets is or may be bound or affected; or (iv) require any consent of any Person, other than such Supporting Stockholder’s spouse, if such Supporting Stockholder is married and resides in a community property state.

(c)    Title to Company Shares. Such Supporting Stockholder Owns (free and clear of any Lien) the number of shares of Company Shares listed on such Supporting Stockholders’ signature page hereof. Such Company Shares constitutes such Supporting Stockholder’s entire interest in the outstanding equity of the Company. Such Supporting Stockholder has the sole voting power, sole power of disposition, and sole power to agree to the matters set forth in this Agreement, with respect to such Company Shares. Such Supporting Stockholder has not given any proxies with respect to the Company Shares (other than obligations that would require such Supporting Stockholder to support the Merger).

(d)    Litigation. There is no Legal Proceeding of any nature pending or, to the knowledge of such Supporting Shareholder, threatened, (i) arising out of or relating to such Supporting Stockholder’s Company Shares or rights to Company Shares, or (ii) which challenges or seeks to prevent, enjoin or otherwise delay, or otherwise adversely affect such Supporting Stockholder’s performance under this Agreement, the Stockholder Letter of Transmittal and/or any of the Ancillary Documents to which he/she/it is a party or the consummation of the transactions contemplated hereby and thereby.

(e)    Brokers and Agents. Neither the Supporting Stockholder, nor any Person acting on the Supporting Stockholder’s behalf, has any liability or obligation to pay any fees or commissions to any broker, finder or financial agent in connection with the transactions contemplated by the Merger Agreement for which the Acquired Companies, Parent and/or their respective Affiliates may be liable following the Closing.

(f)    Accuracy of Representations. Each of the representations and warranties contained in this Agreement are accurate with respect to such Supporting Stockholder in all respects as of the date of this Agreement.

(g)    Reliance by Parent and Merger Sub. Such Supporting Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Supporting Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants, and agreements contained herein.

9.    Certain Restrictions. No Supporting Stockholder will, directly or indirectly, knowingly take any action that would make any representation or warranty of such Supporting Stockholder contained herein untrue or incorrect in any respect prior to the Expiration Date. The provisions of Section 12.9 of the Merger Agreement shall apply to the representations and warranties in this Agreement mutatis mutandis.

10.    Confidentiality. Except to the extent required by applicable Law or regulation, from the date of this Agreement until the two (2) year anniversary of the Closing Date, each Supporting Stockholder shall hold any non-public information regarding terms and conditions of this Agreement, the Merger Agreement, the Merger, and the Acquired Companies (the “Confidential Information”) in strict confidence and shall not divulge any Confidential Information to any third person until Parent has publicly disclosed the Merger; provided, however, that such Supporting Stockholder may disclose Confidential Information (a) to his, her or its attorneys, accountants, consultants, and other representatives (provided such representatives are subject to substantially similar confidentiality provisions as such Supporting Stockholder), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of such Supporting Stockholder, provided in each case that such Supporting Stockholder informs the Person receiving the Confidential Information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 10. In addition to the forgoing, the Supporting Stockholder hereby agrees that all public statements and announcements are subject to Sections 6.3 and 7.2 of the Merger Agreement. Notwithstanding anything to the contrary, each Supporting Stockholder that is a venture capital fund or private equity fund may provide general information about the subject matter of the Confidential Information described to their limited partners or in connection with ordinary course fundraising, marketing, informational or reporting obligations.

11.    Further Assurances. Each Supporting Stockholder shall take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Supporting Stockholder’s obligations under this Agreement.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Section 12.8 (Governing Law; Waiver of Jury Trial) of the Merger Agreement shall apply mutatis mutandis to this Agreement.

13.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.    Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

15.    Complete Agreement. This Agreement and the documents, instruments, and other agreements referred to herein (including the Merger Agreement and any documents, instruments and other agreements that the Supporting Stockholder may execute in connection therewith), contain the sole and entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

16.    Termination. If the Merger Agreement is terminated pursuant to its terms, this Agreement shall be null and void and of no further force and effect.

17.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18.    Assignment. This Agreement may not be assigned or delegated by any Supporting Stockholder without the prior written consent of Parent.

19.    Amendments. This Agreement may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by the parties hereto (or, in the case of a waiver, the party against which waiver is to be enforced).

20.    Notices. The terms of Section 12.7 (Notices) of the Merger Agreement shall apply to this Agreement, and all notices, requests, demands and other communications made under or by reason of this Agreement to a Supporting Stockholder shall be made to the address set forth below the name of the applicable Supporting Stockholder on its signature page.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT:

MSA ADVANCED DETECTION, LLC

By:	MSA WORLDWIDE, LLC,
its sole member

	By:	MSA SAFETY INCORPORATED,
its sole member

By:
		Name:	Kenneth D. Krause
		Title:	Senior Vice President, Chief Financial Officer, and Treasurer

MERGER SUB:

Cardinal Merger Subsidiary, Inc.

By:
Name:	Kenneth D. Krause
Title:	President

[Signature page to the Support Agreement]

COMPANY:

Viking Topco, Inc.

By:
Name:
Title:

[Signature page to the Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

SUPPORTING STOCKHOLDER
(IF AN INDIVIDUAL):

Signature:

Name:

Address:

E-mail:

Subject Company Shares of Record*

*	If left blank, Supporting Stockholder authorizes the Company to populate based on the books and records of the Company.

[Signature page to the Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

SUPPORTING STOCKHOLDER (IF AN ENTITY):

By:
Name:
Title:

Address:

E-mail:

Subject Company Shares of Record*

*	If left blank, Supporting Stockholder authorizes the Company to populate based on the books and records of the Company.

[Signature page to the Support Agreement]